EXHIBIT 99.1
NN, Inc. Announces Amendment to Term Loan
CHARLOTTE, N.C., March 04, 2022 (GLOBE NEWSWIRE) -- NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today announced an amendment to its 5.5-year $150 million term loan with funds managed by Oaktree Capital Management, L.P. (“Oaktree”). The amendment increases the maximum total leverage ratio covenants for all quarters of 2022 and 2023.

"We are pleased to complete this amendment with Oaktree, which allows us to remain focused on our operations and our strategic initiatives towards transformational growth," said Warren Veltman, President and Chief Executive Officer of NN. "The amendment provides us time and flexibility to continue to make the right long-term decisions for the business as we return to a normal operating environment. In 2022, we expect the unprecedented impacts of supply chain disruption for semiconductor chips and other key inputs as well as inflation that we have experienced in 2021 to stabilize. These developments, coupled with the pricing actions we have taken with customers to recover inflation is expected to result in improved profitability in 2022."

Transaction Highlights:

•Increases quarterly maximum leverage ratio in a range of 0.25x to 0.75x for 2022 and 2023 as specified in the amendment

•No change to interest rate

Mike Felcher, NN Senior Vice President and CFO, commented, “We engaged in proactive discussions with Oaktree to reset our leverage ratios at levels that provide us adequate flexibility given the uncertain and challenging macroeconomic conditions our business is facing. We appreciate Oaktree’s continued support as an investment partner that understands our business and is committed to our long-term growth strategy.”

About NN, Inc.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 31 facilities in North America, Europe, South America, and Asia.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of the COVID-19 pandemic on the Company’s financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; currency and other risks associated with international trade; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; unanticipated difficulties integrating acquisitions; new laws and governmental regulations; the impact of climate change on our operations; cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions.

For additional information concerning such risk factors and cautionary statements, please see the section titled "Risk Factors" in the Company's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2021, and, when filed, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

Jeff Tryka, CFA
Investor Relations Contact
jtryka@lambert.com
616-295-2509